                                                                     EXHIBIT 3.1

                                                RECEIPT NO. FY9800060220
                                                CSC SERVICES OF NEVADA
                                                04/28/1998                945.00
                                                REC'D BY KD


                           ARTICLES OF INCORPORATION

                                       OF

                         DR. ABRAVANEL'S FORMULAS, INC.

                                   ----------

     I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

     FIRST: The name of the corporation (hereinafter called the corporation) is DR. ABRAVANEL'S FORMULAS, INC.

     SECOND: The name of the corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706. The mailing address and the street address of the said resident agent are identical.

     THIRD: The number of shares the corporation is authorized to issue is two million, all of which are without nominal or par value. All such shares are of one class and are designated as Common Stock.

     No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     FOURTH: The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."

     The number of members constituting the first Board of Directors of the corporation is two; and the name and the post office box or street address, either residence or business, of each of said members are as follows:

     NAME                           ADDRESS

Elliot D. Abravanel, MD       124 South Hudson Avenue
                              Los Angeles, CA 90004

Mark Delott                   1946 Mansion Drive
                              Fairfield, IA 52556

     The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between election of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

     FIFTH: The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

     NAME                           ADDRESS

Margaret Timmins              375 Hudson Street, 11th Floor
                              New York, New York 10014

     SIXTH: The corporation shall have perpetual existence. For tax and agreement purposes, the effective date and time of the corporation's existence is April 28, 1998 at 10:00 o'clock AM.

     SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

     EIGHTH: The nature of the business of the corporation and the objects or the purposes to be transacted, promoted, or carried on by it are as follows, provided that the corporation may engage in any other lawful activity: To sell and distribute nutritional supplements based on the formulas developed by Elliot Abravanel, M.D.

          To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

          To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

          The foregoing provisions of this Article EIGHTH shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article EIGHTH, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

          NINTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on April 23, 1998.

                                        /s/ Margaret Timmins
                                   ---------------------------------
                                            Margaret Timmins

STATE OF NEW YORK   )
                    ) SS.:
COUNTY OF NEW YORK  )

     On this 23rd day of April, 1998, personally appeared before me, a Notary Public in and for the State and County aforesaid, Margaret Timmins, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal, the day and year first above written.


                                             /s/ Sharnik Rice
                                             ----------------------------------
                                                     Notary Public

                                                       SHARNIK RICE
                                             Notary Public, State of New York
                                                      No. 01RI5083875
(Notarial Seal)                               Qualified in Westchester County
                                             Commission Expires August 25, 2001

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         DR. ABRAVANEL'S FORMULAS, INC.

Pursuant to the provisions of the General Corporation Law of the State of Nevada the undersigned directors adopt the following Articles of Amendment to its Articles of Incorporation:

The corporation has not issued any shares of stock, therefore there are no shareholders. The corporation by the unanimous vote of its directors approve the Amendment and Restatement of its Articles of Incorporation as follows, the date of incorporation is April 28, 1998:

FIRST: The name of the corporation (hereinafter the "corporation") is DR. ABRAVANEL'S FORMULAS, INC.

SECOND: The name of the corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City, NV 89705. The mailing address and the street address of the said resident agent are identical.

THIRD: The number of shares the corporation is authorized to issue is 50,000,000 shares of stock at $.001 per share par value described as follows:

1. Classes and Number of Shares. The total number of shares of all classes of stock, which the Corporation shall have authority to issue is 50,000,000 shares, consisting of 40,000,000 shares of Common Stock, par value of $.001 per share (the "Common Stock") and 10,000,000 shares of Preferred Stock, par value of $.001 per share (the "Preferred Stock").

2.   Powers and Rights of Common Stock

(a) Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name.

(b)  Dividends and Distributions.

          (i) Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor;

          (ii) Other Dividends and Distributions. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock;

          (iii) Other Rights. Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Amended Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation;

3. Preferred Stock. The powers, preferences, rights, qualifications, terms, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such Board.

4. Issuance of the Common stock and the Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the

Amended and Restated Articles of Incorporation
Dr. Abravanel's Formulas, Inc.
Page 2

     Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Amended Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively "securities"). The securities must be issued for such consideration, including cash, property, or services, as the Board of Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares so issued. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

5. Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

6. Deny Preemptive Rights. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized, or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

FOURTH: Purpose and Business

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Nevada Revised Statutes of the State of Nevada, including, but not limited to the following:

     (a) The Corporation may at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and object for which this Corporation is organized;

     (b) the Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs would up according to law;

     (c) the Corporation shall have power to sue and be sued in any court of law or equity;

     (d)  the Corporation shall have power to make contracts;

     (e) the Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power

Amended and Restated Articles of Incorporation
Dr. Abravanel's Formulas, Inc.
Page 3

     to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country;

(f) the Corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall require and allow them suitable compensation;

(g) the Corporation shall have the power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders;

(h) the Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved;

(i) the Corporation shall have the power to adopt and use a common seal or stamp, or not to use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document;

(j) the Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object;

(k) the Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation or corporations of the State of Nevada, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any;

(l) the Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus or other property or fund;

(m) the Corporation shall have the power to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Nevada and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and any foreign country;

(n) the Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its amended articles of incorporation, or any further amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in the amended articles of incorporation of the Corporation, or any amendment thereof;

(o) the Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes;

Amended and Restated Articles of Incorporation
Dr. Abravanel's Formulas, Inc.
Page 4



     (p) the Corporation shall have the power to enter into general or limited partnerships, joint ventures, syndicates, pools, associations, and other arrangements for carrying on of one or more of the purposes set forth in its Amended Articles of Incorporation, jointly or in common with others;

     (q) the Corporation shall have the power to carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business;


     (r) the Corporation shall have the power to engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage and otherwise handle and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of, and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity;

     (s) the Corporation shall have the power to apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

          (i) inventions, devices, formulae, processes, and any improvements and modification thereof;

          (ii) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of

Amended and Restated Articles of Incorporation
Dr. Abravanel's Formulas, Inc.
Page 5

               any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

     (iii)     franchises, licenses, grants and concessions.

(t) the Corporation shall have the power to purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article FOURTH, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof;

(u) the Corporation shall have the power to make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or subdivision thereof;

(v) the Corporation shall have the power to acquire, by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada, to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired;

(w) the Corporation shall have the power to lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the board of Directors of the corporation may determine;

(x) the Corporation shall have the power to endorse or guarantee the payment of principal, interest, or dividends, upon and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interest, of any persons, firm, association, corporation, government or subdivision thereof, or of any other combination, organization, or entity whatsoever;

(y) the Corporation shall have the power to borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by these Amendment of Articles of Incorporation, as the Board of Directors of the corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business, and good will of the corporation, then owned or thereafter acquired;

Amended and Restated Articles of Incorporation
Dr. Abravanel's Formulas, Inc.
Page 6

     (z) the Corporation shall have the power to purchase, hold, cancel, reissue, sell, exchange, transfer, or otherwise deal in, its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly;

     (aa) the Corporation shall have the power to organize or cause to be organized under the laws of the State of Nevada, or of any other state of the United States of America, or of the District of Columbia, or of any territory, dependency, colony, or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting, or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated;

     (bb) the Corporation shall have the power to conduct its business in any and all of its branches and maintain offices both within and without the State of Nevada, in any and all states of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies, or possession of the United States of America, and in foreign countries; and

     (cc) the Corporation shall have the power to such extent as a corporation organized under the General Corporation Law of the State of Nevada may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms, or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the General Corporation Law of the State of Nevada or under any act amendatory thereof, supplemental thereto, or substituted therefor.

     The foregoing provisions of this Article FOURTH shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article FOURTH, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Amended Articles of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

FIFTH: Board of Directors. The name and address of the directors of the Corporation are:

Names and Addresses:
Dr. Elliot Abravanel                    124 South Hudson Ave.
                                        Los Angeles, CA 90004

Amended and Restated Articles of Incorporation
Dr. Abravanel's Formulas, Inc.
Page 7

Mark Delott                                   1946 Mansion Dr.
                                              Fairfield, LA 52556

SIXTH: Term of Existence. The corporation shall have perpetual existence.

SEVENTH: Indemnification of Officers and Directors.

     The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

     No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law,
(iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
(v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

EIGHTH: Other Amendments.

     The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I do hereby execute these Amended and Restated Articles of Incorporation on 9 day of JULY, 1998.



                                          /s/ Elliot Abravanel, M.D.
                                          --------------------------------------
                                          Elliot Abravanel, M.D.,
                                          President and Director

                                          /s/ Mark A. Delott
                                          --------------------------------------
                                          Mark A. Delott, Secretary and Director


       /s/ Sharnik Rice
          SHARNIK RICE
 Notary Public, State of New York
          No. 01RI5083875
 Qualified in Westchester County
Commission Expires August 25, 1999

            THIS FORM SHOULD ACCOMPANY AMENDED AND RESTATED ARTICLES
                   OF INCORPORATION FOR A NEVADA CORPORATION


1. Name of corporation             Dr. Abravanel's Formulas, Inc.
                      ---------------------------------------------------------

2. Date of adoption of Amended and Restated Articles            July 9, 1998
                                                    ---------------------------

3. If the articles were amended, please indicate what changes have been made:
   (a) Was there a name change?   Yes / /   No /X/  If yes, what is the new
       name?


       -------------------------------------------------------------------------
   (b) Did you change the resident agent?  Yes / /   No /X/  If yes, please
       indicate the new resident agent and address.

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------
       Please attach the resident agent acceptance certificate.
   (c) Did you change the [illegible]      Yes /X/   No / /    Did you add
       Banking? / /   Gaming? / /   Insurance? / /   None of these? /XX/
   (d) Did you change the capital stock?  Yes /X/   No /X/   If yes, what is
       the new capital stock?

            50,000,000 shares at $.001
       ------------------------------------------------------------------------
   (e) Did you change the directors?  Yes / /   No /X/   If yes, indicate the
       change:

       ------------------------------------------------------------------------
   (f) Did you add the directors liability provision?  Yes / /   No /X/
   (g) Did you change the period of existence?  Yes / /   No /X/   If yes, what
       is the new existence?

       ------------------------------------------------------------------------
   (i) If none of the above apply, and you have amended or modified the articles, how did you change your articles?

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

       ------------------------------------------------------------------------

                 /s/ Mark Delott                                7/16/98
-----------------------------------------------------    ----------------------
             Name and Title of Owner                              Date
              Mark Delott, Secretary


State of       IOWA
        ----------------- )
                          ) ss.
County of    JEFFERSON
         ----------------)

     On   July 16, 1998        , personally appeared before me, a Notary
        -----------------------
Public,     Mark Delott         who acknowledged that he/she executed
        ----------------------
the above instrument.


                                        /s/ Pamela Osborn Ausman
[NOTARY STAMP OR SEAL]                  ------------------------------
                                                 Notary Public
                                        Pamela Osborn Ausman

                                       My commission expires 4/6/2001.

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                         DR. ABRAVANEL'S FORMULAS, INC.
                              (THE "CORPORATION")

I, Dan Hoyng, certify that:

     1. The original articles were filed with the Office of the Secretary of State on April 28, 1998.

     2. As of the date of this certificate, 11,620,517 shares of stock of the corporation have been issued.

     3. Pursuant to a consent of the shareholders in lieu of a meeting, in which 7,949,999 votes, representing 68.41% of the outstanding voting shares, approved the action taken by the Board of Directors the following amendment, the company hereby adopts the following amendment to the Articles of Incorporation of this Corporation:

          First: Name of Corporation.

          The name of the corporation is Infotopia, Inc. (the "Corporation")


                                        /s/ Dan Hoyng
                                        ------------------------------------
                                        Dan Hoyng, Vice President


                                        /s/ Marek Lozowicki
                                        ------------------------------------
                                        Marek Lozowicki, Secretary/Treasurer


State of Nevada          )
                         )
County of Clark          )


On April 26, 2000, personally appeared before me, a Notary public, Dan Hoyng and Marek Lozowicki, who acknowledged that they executed the above instrument.


--------------------------------------
|                 NOTARY PUBLIC      |
|                 SANDY MAINI        |                /s/ Sandy Maini
|  [SEAL]    ----------------------- |                --------------------------
|                STATE OF NEVADA     |                A Notary Public in and for
|                COUNTY OF CLARK     |                said County and State
|             MY APPOINTMENT EXPIRES |
|                 MAY 11, 2003       |
|               No: 99-55188-1       |
--------------------------------------

                              ARTICLES OF EXCHANGE
                                       OF
                         DR. ABRAVANEL'S FORMULAS, INC.
                                      AND
                                INFOTOPIA, INC.

WE, ELLIOT ABRAVANEL, PRESIDENT OF DR. ABRAVANEL'S FORMULAS, INC. AND MARK DELOTT, SECRETARY AND TREASURER OF DR. ABRAVANEL'S FORMULAS, INC., AND DAN HOYNG, CEO OF INFOTOPIA, INC. AND MAREK LOZOWICKI, SECRETARY OF INFOTOPIA, INC. HEREBY CERTIFY:

     1. A Plan of Exchange was adopted by the Boards of Directors of both of the constituent corporations in meetings held on April 25, 2000. A copy of this executed Plan of Exchange is on file at the firm's resident office in Nevada.

     2. The constituent entities are Dr. Abravanel's Formulas, Inc., a Nevada corporation, and Infotopia, Inc., an Ohio corporation. Dr. Abravanel's Formulas, Inc. shall be the acquiring company, with Infotopia, Inc., presently a wholly-owned subsidiary of National Boston Medical, Inc. ("NBMX"), a Nevada corporation, being the acquired company.

     3. NBMX, as the shareholder of Infotopia, inc., shall receive a total of 8,167,387 shares of Dr. Abravanel's Formulas, Inc. common stock for the 100 shares of Infotopia, Inc. common stock that it holds, representing 100% of the authorized common stock of Infotopia, Inc. Shareholder approval of Dr. Abravanel's, Inc. was not required pursuant to NRS 92A.120.

     4. The Plan of Exchange was submitted by the Board of Directors of Infotopia, Inc. to the Board of Directors of NBMX, as the shareholders of the Infotopia common stock. The Board of Directors of NBMX voted all 100 shares of Infotopia in favor of the Plan of Exchange on April 25, 2000.

     5. The Plan of Exchange was approved by unanimous vote of the Board of Directors of Dr. Abravanel's Formulas, Inc. on April 25, 2000.

     6. Dr. Abravanel's Formulas, Inc., the acquiring company, shall change its name to Infotopia, Inc.

                       FOR DR. ABRAVANEL'S FORMULAS, INC.

/s/ Elliot Abravanel                      /s/ Mark Delott
-----------------------------------       -----------------------------------
Elliot Abravanel, President               Mark Delott, Secretary

State of ________________)                State of ________________)
                         )ss.                                      )ss.
County of _______________)                County of _______________)

On ________________, 2000, personally     On ________________, 2000, personally
appeared before me, a Notary public,      appeared before me, a Notary public,
____________, who acknowledged that he    ____________, who acknowledged that he
is the President of Dr. Abravanel's       is Secretary of Dr. Abravanel's
Formulas, Inc. and that he executed       Formulas, Inc. and that he executed
the above instrument in that capacity.    the above instrument in that capacity.

-----------------------------------       -----------------------------------
A Notary Public in and for said           A Notary Public in and for said
County and State.                          County and State.

                              FOR INFOTOPIA, INC.



/s/ Dan Hoyng                               /s/ Marek Lozowicki
----------------------------------          ------------------------------------
Dan Hoyng, President                        Marek Lozowicki, Secretary

State of Nevada  )                          State of Nevada  )
                 ) ss.                                       ) ss.
County of Clark  )                          County of Clark  )


On April 20, 2000, personally               On April 20, 2000, personally
appeared before me, a Notary public,        appeared before me, a Notary public,
Dan Hoyng, who acknowledged that he         Marek Lozowicki, who acknowledged
is the President of Infotopia, Inc.         that he is Secretary of Infotopia,
and that he executed the above              Inc. and that he executed the above
instrument in that capacity.                instrument in that capacity.

/s/ Loree Richards                          /s/ Loree Richards
----------------------------------          ----------------------------------
A Notary Public in and for said             A Notary Public in and for said
County and State.                           County and State.


[SEAL]       NOTARY PUBLIC                  [SEAL]       NOTARY PUBLIC
             LOREE RICHARDS                              LOREE RICHARDS
         ----------------------                      ----------------------
            STATE OF NEVADA                             STATE OF NEVADA
            COUNTY OF CLARK                             COUNTY OF CLARK
         MY APPOINTMENT EXPIRES                      MY APPOINTMENT EXPIRES
             APRIL 25, 2003                              APRIL 25, 2003
             NO: 99-23782-1                              NO: 99-23782-1

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT



State of California
         ------------------------------
County of Los Angeles
          -----------------------------

On 4/25/2000  before me,                   JULIE AUYEUNG LEVTOW
   ---------             ------------------------------------------------------,
      DATE              NAME, TITLE OF OFFICER - E.G., "JANE DOE, NOTARY PUBLIC"

personally appeared                  ELLIOT ABRAVANEL and MARK DELOTT
                    -----------------------------------------------------------,
                                      NAME(S) OF SIGNER(S)

[ ] personally known to me - OR - [X] proved to me on the basis of satisfactory evidence to be the person(s) whose
                                          name(s) is/are subscribed to the
                                          within instrument and acknowledged to
                                          me that he/she/they executed the same
                                          in his/her/their authorized
                                          capacity(ies), and that by
                                          his/her/their signature(s) on the
                                          instrument the person(s), or the
                                          entity upon behalf of which the
                                          person(s) acted, executed the
                                          instrument.

[SEAL]      JULIE AUYEUNG LEVTOW
                COMM #1198841             WITNESS my hand and official seal.
          NOTARY PUBLIC - CALIFORNIA
              LOS ANGELES COUNTY          /s/ Julie Auyeung Levtow
       My Comm. Expires August 31, 2008   -------------------------------------
                                                   SIGNATURE OF NOTARY


------------------------------------ OPTIONAL ----------------------------------

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.


CAPACITY CLAIMED BY SIGNER               DESCRIPTION OF ATTACHED DOCUMENT

[ ] INDIVIDUAL
[ ] CORPORATE OFFICER

                                        Articles of Exchange of Dr. Abravanel's
                                        Formulas Inc. and Infotopia, Inc.
---------------------------------       ---------------------------------------
           TITLE(S)                             TITLE OR TYPE OF DOCUMENT

[ ] PARTNER(S)      [ ] LIMITED
                    [ ] GENERAL                          Two
                                        ---------------------------------------
                                                   NUMBER OF PAGES
[ ] ATTORNEY-IN-FACT
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR
[ ] OTHER:                                              4/25/2000
          -----------------------       ----------------------------------------
                                                    DATE OF DOCUMENT
---------------------------------

---------------------------------

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)
                                                          0
---------------------------------       ----------------------------------------
                                             SIGNER(S) OTHER THAN NAMED ABOVE
---------------------------------

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                                INFOTOPIA, INC.
                              (THE "CORPORATION")

I, Ernie Zavoral, certify that:

     1. The original articles were filed with the Office of the Secretary of State on April 28, 1998.

     2. As of the date of this certificate, 34,385,402 shares of stock of the corporation have been issued.

     3. Pursuant to a consent of the shareholders in lieu of a meeting, in which 20,079,884 votes, representing 58% of the outstanding voting shares, approved the action taken by the Board of Directors the following amendment, the company hereby adopts the following amendment to the Articles of Incorporation of this Corporation:

          Article Four:

          The total authorized capitalization of this Corporation shall be 100,000,000 shares of Common Stock, with a par value of $0.001, which shall carry full voting power. All stock may be issued in exchange for consideration deemed, by the Board of Directors to have a fair value, and may consist of cash, services, or other assets. Upon issuance, all stock shall be fully paid and non-assessable.

/s/ Ernie Zavoral                         /s/ Marek Lozowicki
-----------------------------------      -----------------------------------
Ernie Zavoral, President                 Marek Lozowicki, Secretary

State of  Ohio          )                State of  MA            )
         ---------------                          ---------------
                        )ss.                                     )ss.
County of Mahoning      )                County of Bristol       )
          --------------                           --------------

On 7-24, 2000, personally appeared       On 7/31, 2000, personally appeared
before me, a Notary public, Ernie        before me, a Notary public, Marek
Zavoral, who acknowledged that he is     Lozowicki, who acknowledged that he is
the President of Infotopia, Inc.         Secretary of Infotopia, Inc. and
and that he executed the above           that he executed the above instrument
instrument in that capacity.             in that capacity.


/s/ Barbara J. Sitier                    /s/ John M. Phillips
-----------------------------------      -----------------------------------
A Notary Public in and for said          A Notary Public in and for said
County and State.                        County and State.

           BARBARA J. SITIER                      JOHN M. PHILLIPS
     NOTARY PUBLIC - STATE OF OHIO                  NOTARY PUBLIC
MY COMMISSION EXPIRES NOVEMBER 10, 2004  MY COMMISSION EXPIRES SEPT. 22, 2006

                                 RESOLUTION OF
                           THE BOARD OF DIRECTORS OF
                                Infotopia, Inc.
                              (the "Corporation")

The Board of Directors of the corporation, having met without a scheduled meeting, adopted the following resolution:

     Resolved, that the Board of Directors approve a proposal to reorganize the capital structure of this corporation by amending its Articles of Incorporation, pending approval of the shareholders, as follows:

          The total authorized capitalization of this Corporation shall be 100,000,000 shares Common Stock with a par value of $0.001 which shall carry full voting power. All stock may be issued in exchange for consideration deemed, by the Board of Directors to have a fair value, and may consist of cash, services, or other assets. Upon issuance, all stock shall be fully paid and non-assessable.

By the signatures below, we attest to the accuracy of this resolution.

Dated this July 13, 2000.


/s/ Dan Hoyng               /s/ Ernest Zavoral         /s/ C. Anthony Ferracone
-----------------------     ----------------------     ------------------------
Dan Hoyng, CEO and Director Ernest Zavoral, COO and    C. Anthony Ferracone, CFO
                            Director                   and Director


/s/ Clinton Smith           /s/ James Kosta            /s/ Marek Lozowicki
-----------------------     ----------------------     ------------------------
Clinton Smith, Director     James Kosta, Director      Marek Lozowicki,
                                                       Secretary

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                                INFOTOPIA, INC.
                              (THE "CORPORATION")


I, Ernie Zavoral, Certify that:

     1. The original articles were filed with the Office of Secretary of State on April 28, 1998.

     2.   As of the date of this certificate, 99,940,492 shares of stock of the
                                              ----------
          corporation have been issued.

     3. Pursuant to a consent of the shareholders in lieu of a meeting, in which 50,387,987 votes, representing 50.4% of the outstanding voting shares,
      ----------                     ----
approved the action taken by the Board of Directors the following amendment, the company hereby adopts the following amendment to the Articles of Incorporation of this Corporation:

          Article Three:

          The total authorized capitalization of this Corporation shall be 190,000,000 shares of Common Stock with a par value of $0.001 and 10,000,000 Preferred Stock, with a par value of $0.001, which shall carry full voting power. All stock may be issued in exchange for consideration deemed, by the Board of Directors to have a fair value, and may consist of cash, services, or other assets. Upon issuance, all stock shall be fully paid and non-assessable.


/s/ Ernie Zavoral                            /s/ Marek Lozowicki
-----------------------------                ----------------------------------
Ernie Zavoral, President                     Marek Lozowicki, Secretary

State of       NY       )                    State of     MA       )
         ---------------                              -------------
County of      NY       )                    County of  Bristol     )
         ---------------                               -------------
On  Oct. 12, 2000, personally appeared       On  Oct. 12, 2000, personally appeared
   --------                                     --------
before me, a Notary Public, Ernie Zavoral,   before me, a Notary Public, Marek
who acknowledged that he is the President    who acknowledged that he is the Secretary
of Infotopia, Inc. and that he executed the  of Infotopia, Inc. and that he executed the
above instrument in that capacity.           above instrument in that capacity.

/s/ Donald F. Gress                          /s/ Silvia M. Escobar
-----------------------------                ----------------------------------
a Notary Public in and for                   A Notary Public in and for the said
the said County and State.                   County and State.

DONALD F. GRESS                              Silvia M. Escobar
Notary Public, State of New York             NOTARY PUBLIC
[illegible]                                  My commission expires Sept. 23, 2005

            DEAN HELLER
            Secretary of State
[SEAL]
            101 North Carson Street, Suite 3
            Carson City, Nevada 86701-4728
            (776) 684-5708
            ----------------------------------------
            IMPORTANT: Read attached instructions before
                       evaluating form.


                           Certificate of Correction
                      (Pursuant to NRS 78,0285 and 80,007)
                             - Remit in Duplicate -

1. The name of the corporation for which correction is being made:

INFOTOPIA, INC.
-------------------------------------------------------------------------------

2. Description of the original document for which correction is being made:

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
-------------------------------------------------------------------------------

3. Filing date of the original document: 08/02/00
                                         ----------------

4. Description of the incorrect statement and the reason it is incorrect or the manner in which the execution or other formal authentication was defective:*

The incorrect statement was that Article Four was being amended when the
-------------------------------------------------------------------------------
document should have stated that Article Third was being amended. This is/was
-------------------------------------------------------------------------------
incorrect because Article Third relates to the Classes and Number of Shares not
-------------------------------------------------------------------------------
Article Four. Article Four relates to Purpose and Business.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


5. Correction of the incorrect statement or defective execution or authentication:

See Attached
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

6. Signature:


/s/ Dan Hoyng                      CEO                       October 12, 2000
-------------------------------    ---------------------     ------------------
Signature of Corporate Officer     Title of Officer           Date

* A reason for the incorrect statement, execution or other authentication must be provided.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Paragraph 3 of the Certificate of Amendment to Articles of Incorporation of Infotopia, Inc. should read:

3. Pursuant to a consent a majority of the shareholders in lieu of a meeting, a majority of the shareholders of the Company approved the action taken by the Board of Directors, and the company hereby adopts the following amendment to the Articles of Incorporation of this Corporation:

     Article Third:

     The total authorized capitalization of this Corporation shall be 100,000,000 shares of Common Stock, with a par value of $0.001, which shall carry full voting power. All stock may be issued in exchange for consideration deemed, by the Board of Directors to have a fair value, and may consist of cash, services, or other assets. Upon issuance, all stock shall be fully paid and non-assessable.

                                                           Dec 28 '00

                                                        STATE OF NEVADA
                                                       Secretary of State
                                                I hereby certify that this is a
                                                 true and complete copy of the
                                                 document filed in this office

                                                        /s/ Dean Heller
                                                DEAN HELLER - Secretary of State

                                                    by /s/ Jacqueline Curry